Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Sarepta Therapeutics, Inc.:

We consent to the incorporation by reference in the registration statement (Nos. 333-160922, 333-150021, 333-138299, 333-133211, 333-109015, 333-86778, 333-105412, 333-68502, 333-45888, 333-93135, 333-86039, 333-180258 and 333-184807) on Form S-3 and (Nos. 333-172823, 333-175031, 333-101826, 333-49996, 333-49994 and 333-34047) on Form S-8 of Sarepta Therapeutics, Inc. (a development stage company) of our report dated March 15, 2013, with respect to the consolidated balance sheets of Sarepta Therapeutics, Inc. as of December 31, 2012 and 2011, and the related consolidated statements of operations and comprehensive loss, shareholders’ equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2012 and the information included in the cumulative from inception presentations for the period January 1, 2002 to December 31, 2012 (not separately presented), and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 annual report on Form 10-K of Sarepta Therapeutics, Inc.

/s/ KPMG, LLP

Seattle, Washington

March 15, 2013